UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2009
NISSAN AUTO LEASE TRUST 2009-B
(Exact name of Issuing Entity as specified in its charter with respect to the Notes)
NISSAN AUTO LEASING LLC II
(Exact name of Depositor as specified in its charter and Transferor of the SUBI Certificate to the Issuing Entity)
NISSAN-INFINITI LT
(Exact name of Issuer as specified in its charter with respect to the SUBI Certificate)

DELAWARE	333-147542-04	38-6883522

(State or Other Jurisdiction of	(Commission File Number of Issuing	(IRS Employer Identification No. of
Incorporation of Issuing Entity)	Entity)	Issuing Entity)

ONE NISSAN WAY
ROOM 5-124
FRANKLIN, TENNESSEE	37067

(Address of principal executive offices)	(Zip Code)
(615) 725-1127
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 8.01. OTHER EVENTS.
     The Depositor has filed a preliminary prospectus supplement, dated August 27, 2009, setting forth a description of the pool of closed-end Nissan and Infiniti leases, the related Nissan and Infiniti leased vehicles and related assets and the structure of $213,000,000 aggregate principal amount of the Class A-1 Asset Backed Notes, $308,000,000 aggregate principal amount of the Class A-2 Asset Backed Notes, $423,000,000 aggregate principal amount of the Class A-3 Asset Backed Notes, and $80,850,000 aggregate principal amount of the Class A-4 Asset Backed Notes by Nissan Auto Lease Trust-2009-B.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.
     The exhibit number corresponds with Item 601(a) of Regulation S-K.

Exhibit No.	Description

Exhibit 5.1	Opinion of Mayer Brown LLP, dated as of September 1, 2009, as to legality matters

Exhibit 8.1	Opinion of Mayer Brown LLP, dated as of September 1, 2009, as to certain tax matters

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2009	NISSAN AUTO LEASING LLC II
	By:	/s/ Christian Bauwens
		Name:	Christian Bauwens
		Title:	Treasurer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 5.1	Opinion of Mayer Brown LLP, dated as of September 1, 2009, as to legality matters

Exhibit 8.1	Opinion of Mayer Brown LLP, dated as of September 1, 2009, as to certain tax matters